Exhibit 107
Calculation of Filing Fee Table
Form
424(b)
(5)
(Form Type)
Watsco, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.50 par value	Rule 457(c) and 457(r)	299,993 (1)	$472.09(2)	$141,623,695.37	0.00015310	$21,682.59 (4)	—	—	—	—

Fees to Be Paid	Equity	Class B common stock, $0.50 par value	Rule 457(c) and 457(r)	286,609 (1)	$470.90(3)	$134,964,178.10	0.00015310	$20,663.02 (4)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, $0.50 par value	415(a)(6)	299,993		$128,484,001.97			424(b)(5)	333-260758	11/04/2021	$18,964.24

Carry Forward Securities	Equity	Class B Common stock, $0.50 par value	415(a)(6)	286,609		$123,055,574.15			424(b)(5)	333-260758	11/04/2021	$18,163.00

	Total Offering Amounts					$276,587,873.47		$42,345.61

	Total Fees Previously Paid							-0-

	Total Fee Offsets							$37,127.24

	Net Fee Due							$5,218.37

(1)
This prospectus supplement relates to the offer by Watsco, Inc., a Florida corporation (the “
registrant
”), of (i) 299,993 shares of the Company’s Common stock, par value $0.50 per share (the “
Common stock
”) and (ii) 286,609 shares of the Company’s Class B common stock, par value $0.50 per share (the “
Class
 B common stock
”, and together with the Common stock, the “
common stock
”) in connection with the Watsco, Inc. Dividend Reinvestment Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “
Securities Act
”), the registrant’s Registration Statement on
Form S-3
(File No. 333-282975)
(the “
Registration Statement
”) shall be deemed to cover any additional shares of common stock to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the common stock being registered.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant
to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the Common stock on October 31, 2024, as reported on the New York Stock Exchange.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the Class B common stock on October 31, 2024, as reported on the New York Stock Exchange.

(4)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act. Represents payment of registration fees previously deferred in connection with the Registration Statement paid herewith.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457( p)

Fee Offset Claims	Watsco, Inc.	S-3	333-260758	11/04/2021		$18,964.24	Equity	Common stock, $0.50 par value	299,993	—

Fee Offset Sources	Watsco, Inc.	424(b)(5)	333-260758		03/29/24						$18,964.24 (5)

Fee Offset Claims	Watsco, Inc.	S-3	333-260758	11/04/2021		$18,163.00	Equity	Class B common stock, $0.50 par value	286,609	—

Fee Offset Sources	Watsco, Inc.	424(b)(5)	333-260758		03/29/24						$18,163.00 (5)

(5)
On March 29, 2024, the registrant registered (i) 300,000 of shares of its Common stock and (ii) 300,000 shares of Class B common stock pursuant to the prospectus supplement dated March 29, 2024 (the
“Prior Prospectus Supplement
”) to its Registration Statement on Form
S-3
(File
No. 333-260758),
which was filed with the Securities and Exchange Commission (the “
SEC
”) and became automatically effective on November 4, 2021 (the “
Prior Registration Statement
”), relating to the registrant’s Dividend Reinvestment Plan (the “
Plan
”), of which 299,993 shares of Common stock (the “
Prior Unsold Common stock
”) and 286,609 shares of Class B common stock (the “
Prior Unsold Class
 B Common Stock
” and together with the Prior Unsold Common stock, the “
Prior Unsold Securities
”) remained unsold under the Plan, the Prior Prospectus Supplement and the Prior Registration Statement. In connection with the filing of Prior Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $37.976.30, of which $37,127.24 related to the Prior Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, this Prospectus Supplement carries forward the Prior Unsold Securities, and the offering of the Prior Unsold Securities under the Prior Registration Statement was deemed terminated as of the effectiveness of the Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the entire $37,127.24 of the filing fee previously paid relating to the Prior Unsold Securities is being carried over to partially offset the $42,345.61 registration fee due for this offering.